As filed with the Securities and Exchange Commission on August 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-3772307
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor

Washington, D.C. 20004

(Address of principal executive offices, including zip code)

FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan

FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan

(Full titles of the plans)

Key Compton

1201 Pennsylvania Avenue NW, 6th Floor

Washington, D.C. 20004

(Name and address of agent for service)

(202) 793-5300

(Telephone number, including area code, of agent for service)

Copy to:

Kevin L. Vold

Polsinelli PC

136 Heber Avenue, Suite 301

Park City, UT 84060

Telephone: (435) 731-5633

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, FiscalNote Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (i) 777,868 additional shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), under the Registrant’s 2022 Long-Term Incentive Plan, as amended (the “2022 LTIP”), pursuant to the provisions of the 2022 LTIP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2022 LTIP on January 1, 2026, and (ii) 162,482 additional shares of Class A Common Stock under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”), pursuant to the provisions of the 2022 ESPP providing for an automatic increase in the number of shares of Class A Common Stock reserved and available for issuance under the 2022 ESPP on January 1, 2026.

In accordance with General Instruction E to Form S-8, except as supplemented by the information set forth below, this Registration Statement incorporates by reference the contents of the Registrant’s previous Registration Statements on Form S-8 filed with the Commission on February 21, 2025 (File No. 333-285128), March 15, 2024 (File No. 333-277997), March 29, 2023 (File No. 333-270942) and October 5, 2022 (File No. 333-267753) (the “Prior Registration Statements”), including the documents incorporated by reference therein. The securities registered by this Registration Statement are of the same class as the other securities for which the Prior Registration Statements were filed.

PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (File No. 001-39672), filed with the Commission on March 24, 2026.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026 (File No. 001-39672), filed with the Commission on May  11, 2026, and for the quarterly period ended June 30, 2026 (File No.  001-39672), filed with the Commission on August 10, 2026.

(c) The Registrant’s Current Reports on Form 8-K and 8-K/A (File No. 001-39672), filed with the Commission on each of March 19, 2026 (only with respect to Item 5.02), March  26, 2026, April  21, 2026, May  18, 2026, May  29, 2026, June  16, 2026, June  24, 2026, June  26, 2026, July  24, 2026 and July 28, 2026.

(d) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A (File No. 001-39672), filed on July 29, 2022 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description	Form	File Number	Exhibit or Annex	Filing Date

4.1	Certificate of Incorporation of FiscalNote Holdings, Inc.	8-K	001-39672	3.1	August 2, 2022

4.2	Certificate of Amendment to Certificate of Incorporation effective August 29, 2025	8-K	001-39672	3.1	August 29, 2025

4.3	Bylaws of FiscalNote Holdings, Inc.	8-K	001-39672	3.2	August 2, 2022

5.1*	Opinion of Polsinelli PC.

23.1*	Consent of Polsinelli PC (included in Exhibit 5.1).

23.2*	Consent of RSM US LLP.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan.	8-K	001-39672	10.9	August 2, 2022

99.2	Amendment to the FiscalNote Holdings, Inc. 2022 Long-Term Incentive Plan.	8-K	001-39672	10.1	January 3, 2025

99.3	FiscalNote Holdings, Inc. 2022 Employee Stock Purchase Plan.	8-K	001-39672	10.10	August 2, 2022

107*	Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 14th day of August, 2026.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Key Compton
Name:	Key Compton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Key Compton and Jon Slabaugh, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Key Compton	President and Chief Executive Officer and Director	August 14, 2026
Key Compton	(Principal Executive Officer)

/s/ Jon Slabaugh	Chief Financial Officer and Chief Investment Officer	August 14, 2026
Jon Slabaugh	(Principal Financial Officer)

/s/ Paul Donnell	Chief Accounting Officer	August 14, 2026
Paul Donnell	(Principal Accounting Officer)

Executive Chair & Director
Timothy Hwang

/s/ Gerald Yao	Director	August 14, 2026
Gerald Yao

/s/ Manoj Jain	Director	August 14, 2026
Manoj Jain

/s/ Keith Nilsson	Director	August 14, 2026
Keith Nilsson

Director
Brandon Sweeney